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                                                                      EXHIBIT 21


                          ORBITAL SCIENCES CORPORATION
                   LIST OF SUBSIDIARIES AS OF MARCH 26, 1997


       Orbital Communications Corporation, a Delaware corporation
       ORBCOMM USA, L.P.*, a Delaware limited partnership
       Orbital Imaging Corporation, a Delaware corporation
       Orbital Services Corporation, a Delaware corporation
       Magellan Corporation, a Delaware corporation, doing business at Magellan Systems Corporation
       Magellan Sistemas de Mexico*, a Mexican corporation
       Magellan Foreign Sales Corp.*, a Barbados corporation
       MacDonald, Dettwiler Holdings Inc., a Canadian corporation
       MacDonald, Dettwiler and Associates Ltd.*, a Canadian corporation MacDonald, Dettwiler Technologies Ltd.*, a British Columbia corporation MacDonald Dettwiler Pty Ltd.*, an Australian corporation
       MacDonald, Dettwiler Technologies Inc.*, a Delaware corporation MacDonald, Dettwiler Limited*, a United Kingdom corporation
       Earth Observation Sciences Ltd.*, a United Kingdom corporation
       Iotek, Inc.*, a Nova Scotia corporation

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*Indirect subsidiary.